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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Commonwealth Edison Company of our report dated January 29, 2002, except for Note 19 for which the date is March 21, 2002, relating to the financial statements and financial statement schedule, which appears in Commonwealth Edison Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" and "Summary Financial Information" in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois
September 17, 2002